Exhibit 10.1

Nektar Therapeutics

2012 Performance Incentive Plan

Stock Option Agreement

(US Optionholders)

Pursuant to the Stock Option Grant Notice, which may be in such form (including electronic form) as prescribed by the Administrator from time to time (“Option Notice”), and this Stock Option Agreement, Nektar Therapeutics (the “Company”) has granted to you, as of the date of grant specified in the Option Notice (the “Date of Grant”), an option under its 2012 Performance Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in the Option Notice at the exercise price indicated in the Option Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.           Vesting. Subject to the limitations contained herein, your option will vest as provided in the Option Notice, provided that vesting will cease upon the termination of your continuous employment or service with the Company or any of its Subsidiaries (your “Continuous Service”). Notwithstanding the foregoing, in the event your Continuous Service is terminated as a result of your death, your option shall become fully vested and exercisable as of the date of such termination.

2.           Number of Shares and Exercise Price. The number of shares subject to your option and your exercise price per share referenced in the Option Notice may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

3.           Exercise Restriction for Non-Exempt Employees. If you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until at least six (6) months following the Date of Grant, notwithstanding any other provision of your option.

4.           Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in one or more of the following forms:

(a)          In cash or by check;

(b)          Provided that at the time of exercise the Common Stock is publicly traded on a nationally recognized stock exchange, and subject to such procedures as the Administrator may adopt, in cash by a broker-dealer acceptable to the Company to whom you have submitted an irrevocable notice of exercise; or

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(c)          (i) by delivery of already-owned shares of Common Stock and that are valued at fair market value on the date of exercise (as determined under the Plan), or (ii) a reduction in the number of shares of Common Stock otherwise deliverable to you (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the option. “Delivery” for these purposes and for purposes of any Required Tax Payments, in the sole discretion of the Company at the time your option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5.           Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

6.           Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.

7.           Term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)          three (3) months after the termination of your Continuous Service for any reason other than death or Disability, provided that (i) if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in Section 5, the option shall not expire until the earlier of the Expiration Date indicated on the Option Notice or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service, and (ii) if (x) you are a Non-Exempt Employee, (y) you terminate your Continuous Service within six (6) months after the Date of Grant specified in your Option Notice, and (z) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (A) the later of the date that is seven (7) months after the Date of Grant specified in your Option Notice or the date that is three (3) months after the termination of your Continuous Service or (B) the Expiration Date;

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(b)          twelve (12) months after the termination of your Continuous Service due to Disability;

(c)          eighteen (18) months after your death if (i) your Continuous Service terminates due to death or (ii) your death occurs within three (3) months after your Continuous Service terminates for a reason other than death; or

(d)          the Expiration Date indicated in the Option Notice (which shall not be later than the eighth (8th) anniversary of the Date of Grant).

For purposes of the option, “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

Note, if you are a US taxpayer and your option is an incentive stock option, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the Date of Grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or a Subsidiary, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you continue to provide services to the Company or a Subsidiary as a consultant or director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

8.           Exercise.

(a)          You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company), or by completion of such other exercise procedures as may be prescribed by the Administrator from time to time, and payment of the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)          By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to arrange for the payment to the Company of any required tax withholding in connection with such exercise as described in Section 11 below.

(c)          If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock acquired upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

9.           Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

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10.         Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or a Subsidiary, or of the Company or a Subsidiary to continue your employment or service. In addition, nothing in your option shall obligate the Company or any Subsidiary, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant for the Company or any Subsidiary.

11.         Tax Obligations.

(a)     You are responsible for satisfaction of all federal, state, local and foreign tax withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the option (the “Required Tax Payments”), including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the option. No shares of Common Stock will be issued until the Company has received a definitive agreement or other documentation satisfactory to the Company, in its sole discretion, that all Required Tax Payments have been or will be satisfied by you. Regardless of whether the Company properly withholds the full amount of such Required Tax Payments, you hereby acknowledge and agree that that all obligations with respect to the Required Tax Payments shall transfer in their entirety from the Company to you and that such liability shall be ultimately your responsibility and liability.

(b)     You may elect to make payment of the Required Tax Payments in one or more of the following forms:

(i) In cash or by check;

(ii) Provided that at the time of exercise the Common Stock is publicly traded on a nationally recognized stock exchange, and subject to such procedures as the Administrator may adopt, in cash by a broker-dealer acceptable to the Company to whom you have submitted an irrevocable notice of exercise; or

(iii) (x) by delivery of already-owned shares of Common Stock and that are valued at fair market value on the date of exercise (as determined under the Plan), or (y) a reduction in the number of shares of Common Stock otherwise deliverable to you (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the option. Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by you.

(c)     You hereby acknowledge that you understand that you may suffer adverse tax consequences as a result of the exercise of the option or disposition of the shares. You hereby represent that you have consulted with any tax consultants the you deem advisable in connection with the exercise of the option or disposition of the shares and that you are not relying on the Company for any tax advice.

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12.         Employment Conditions. In accepting the option, you acknowledge that:

(a)       Any notice period mandated under any applicable laws shall not be treated as service for the purpose of determining the vesting of the option; and your right to receive shares of Common Stock in settlement of the option after termination as an employee, if any, will be measured by the date of your termination as an employee and will not be extended by any notice period mandated under the applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your status as an employee or other service-provider has terminated and the effective date of such termination.

(b)      The vesting of the option shall cease upon, and no portion of the option shall become vested following, your termination as an employee or other service-provider for any reason except as may be explicitly provided by the Plan or this Stock Option Agreement. Unless otherwise provided in the Plan or this Stock Option Agreement, the unvested portion of the option at the time of your termination as an employee or other service-provider will be forfeited.

(c)      The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, subject to Section 8.6.5 of the Plan.

(d)       The grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

(e)      All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

(f)       You are voluntarily participating in the Plan.

(g)       The option is an extraordinary item that does not constitute compensation of any kind for service rendered to the Company (or any Subsidiary), and which is outside the scope of your employment contract, if any. In addition, the option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h)       The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. If you obtain shares upon settlement of the option, the value of those shares may increase or decrease.

(i)       No claim or entitlement to compensation or damages arises from termination of the option or diminution in value of the option or shares of Common Stock acquired upon settlement of the option resulting from your termination of employment or service (for any reason whether or not in breach of the local law) and you irrevocably release the Company and each Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Stock Option Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

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13.         General Provisions.

(a)          Successors and Assigns. Except as provided herein to the contrary, this Stock Option Agreement shall be binding upon and inure to the benefit of the parties to this Stock Option Agreement, their respective successors and permitted assigns.

(b)          No Assignment. Except as otherwise provided in this Stock Option Agreement, you shall not assign any of your rights and obligations under this Stock Option Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Stock Option Agreement, but no such assignment shall release the Company of any obligations pursuant to this Stock Option Agreement.

(c)          Severability. The validity, legality or enforceability of the remainder of this Stock Option Agreement shall not be affected even if one or more of the provisions of this Stock Option Agreement shall be held to be invalid, illegal or unenforceable in any respect.

(d)          Administration. Any determination by the Administrator in connection with any question or issue arising under the Plan or this Stock Option Agreement shall be final, conclusive, and binding on you, the Company, and all other persons.

(e)          Headings. The section headings in this Stock Option Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Stock Option Agreement or of any particular section.

(f)          Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Stock Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery through electronic delivery at the e-mail address, if any, provided for you by the Company, or, upon deposit in the local postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in this Stock Option Agreement or at such other address as such party may designate in writing from time to time to the other party.

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(i)          Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Option Notice, this Stock Option Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically this Stock Option Agreement and Notice of Exercise called for by Section 8(a) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii)         Consent to Electronic Delivery. You acknowledge that you have read Section 13(f)(i) of this Stock Option Agreement and consent to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of this Stock Option Agreement and Notice of Exercise, as described in Section 13(f)(i). You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in Section 13(f)(i) or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by contacting SOProcessing@nektar.com to notify the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in Section 13(f)(i).

14.         Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. This Stock Option Agreement is governed by the laws of the State of Delaware.

15.         Clawback Policy. Your option is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the option (including any value received from a disposition of the shares acquired upon exercise of the option).

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